Plexus Corp.		Exhibit 21
List of Subsidiaries of Plexus Corp.		Plexus Corp. 2013 Form 10-K

Entity Name	Incorporation Jurisdiction	Ownership
Plexus Aerospace, Defense and Security Services, LLC	USA - Wisconsin	Plexus Corp.
Plexus Asia, Ltd.	British Virgin Islands	Plexus International Services, Inc. and Plexus Corp. (UK) Limited
Plexus Corp. (UK) Limited	Scotland	Plexus Corp. Limited
Plexus Corp. Limited	Scotland	Plexus International Services, Inc.
Plexus Deutschland GmbH	Germany	Plexus International Services, Inc.
Plexus Electronica S. de R.L. de C.V.	Mexico	Plexus Intl. Sales & Logistics, LLC and Plexus QS, LLC
Plexus (Hangzhou) Co., Ltd.	China	Plexus Asia, Ltd.
Plexus International Services, Inc.	USA - Nevada	Plexus Corp.
Plexus Intl. Sales & Logistics, LLC	USA - Delaware	Plexus Corp.
Plexus Management Services Corporation	USA - Nevada	Plexus Corp.
Plexus Manufacturing Sdn. Bhd.	Malaysia	Plexus Asia, Ltd.
Plexus QS, LLC	USA - Delaware	Plexus Corp.
Plexus Services RO S.R.L.	Romania	Plexus Corp. (UK) Limited and Plexus Corp. Limited
Plexus (Thailand) Co., Ltd.	Thailand	Plexus Asia, Ltd.
Plexus (Xiamen) Co., Ltd.	China	Plexus Asia, Ltd.
Plexus (Zhejiang) Co., Ltd.	China	Plexus Asia, Ltd.
PTL Information Technology Services Corp.	USA - Nevada	Plexus Corp.

Omits inactive and dormant subsidiaries.